UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 19, 2018
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Denali Therapeutics Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38311	46-3872213
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
151 Oyster Point Blvd., 2nd Floor
South San Francisco, California 94080
(Address of principal executive offices, including zip code)

(650) 866-8548
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last reports)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.
Denali Therapeutics Inc., a Delaware corporation (the "Company"), filed its amended and restated certificate of incorporation on December 12, 2017 (the "Certificate of Incorporation") with the Secretary of State of the State of Delaware. Article XI of the Certificate of Incorporation provides in part, that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (such provision, a "Federal Forum Provision").
On December 19, 2018, the Delaware Court of Chancery issued a decision in Matthew Sciabacucchi v. Matthew B. Salzberg et al., C.A. No. 2017-0931-JTL (Del. Ch.), finding that provisions such as the Federal Forum Provision are invalid under Delaware law. In light of this decision of the Court of Chancery, the Company does not intend to enforce the Federal Forum Provision unless and until such time that the Court of Chancery, or the Delaware Supreme Court, determines that such a provision is valid under Delaware law. To the extent the Delaware Supreme Court makes a final determination that provisions such as the Federal Forum Provision are invalid as a matter of Delaware law, the Company’s Board of Directors anticipates seeking stockholder approval to amend the Certificate of Incorporation to remove the Federal Forum Provision.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENALI THERAPEUTICS INC.

Date:	January 4, 2019	By:	/s/ Steve E. Krognes
Steve E. Krognes
Chief Financial Officer